Exhibit 5.3

Principal Officers:

Harry Jung, P. Eng.
President, C.E.O.
Dana B. Laustsen, P. Eng.
Executive V.P., C.O.O.
Keith M. Braaten, P. Eng.
Executive V.P.

Officers / Vice Presidents:

Terry L. Aarsby, P. Eng.
Jodi L. Anhorn, P. Eng.
Leonard L. Herchen, P. Eng.
Myron J. Hladyshevsky, P. Eng.
Bryan M. Joa, P. Eng.
Mark Jobin, P. Geol.
John E. Keith, P. Eng.
John H. Stilling, P. Eng.
Douglas R. Sutton, P. Eng.
James H. Willmon, P. Eng.

CONSENT OF INDEPENDENT PETROLEUM ENGINEERS AND GEOLOGISTS

U.S. Securities and Exchange Commission

Re: Compton Petroleum Corporation

We hereby consent to the use of and reference to our name and our reports, and the inclusion and incorporation by reference of information derived from our reports evaluating Compton Petroleum Corporation’s petroleum and natural gas reserves as at December 31, 2010, in the registration statement on Form F-10 of Compton Petroleum Corporation (File No. 333-175213).

Yours truly,

GLJ PETROLEUM CONSULTANTS LTD.

/s/ Richard G. Vigrass
Richard G. Vigrass, P. Eng.
Manager, Engineering

August 10, 2011
Calgary, Alberta, Canada

4100, 400 – 3rd Avenue S.W., Calgary, Alberta, Canada T2P 4H2 • (403) 266-9500 • Fax (403) 262-1855 • GLJPC.com